Exhibit 5.6

Writer’s Direct Dial: +49 69 97 10 30

E-Mail: wgreenberg@cgsh.com

November 6, 2014

Deutsche Bank Aktiengesellschaft

Taunusanlage 12

60325 Frankfurt am Main

Germany

Ladies and Gentlemen:

We have acted as special U.S. counsel to Deutsche Bank Aktiengesellschaft, a corporation organized under the laws of the Federal Republic of Germany (the “Bank”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of Post-Effective Amendment No. 2 to the registration statement on Form F-3 (No. 333-184193) (such registration statement, excluding the documents incorporated by reference therein, as amended and as effective as of the date hereof, is hereinafter referred to as the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of capital securities of the Bank (the “Capital Securities”). The Capital Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act. The Capital Securities are to be issued under a capital securities indenture, dated as of November 6, 2014, among the Bank, The Bank of New York Mellon, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as paying agent, calculation agent, transfer agent and registrar and authenticating agent (the “Capital Securities Indenture”).

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)	the Registration Statement; and

(b)	an executed copy of the Capital Securities Indenture filed as an exhibit to the Registration Statement.

In addition, we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Capital Securities in global form, and any Capital Securities in definitive form issued in exchange therefor, will conform to the forms thereof set forth in the board resolution, officers’ certificate or supplemental indenture, as the case may be, pursuant to which such Capital Securities will be issued.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the issuance, execution and delivery by the Bank of the Capital Securities of a series have been duly authorized by all necessary corporate action of the Bank in accordance with the provisions of the Capital Securities Indenture, and when such Capital Securities have been duly executed and delivered by the Bank, authenticated by the Trustee and sold as described in the Registration Statement and the supplement or supplements to the prospectus relating to such Capital Securities, such Capital Securities will constitute valid, binding and enforceable obligations of the Bank, entitled to the benefits of the Capital Securities Indenture.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Bank, (a) we have assumed that the Bank and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Capital Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Bank regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinion expressed above, we have further assumed that (a) the Registration Statement and any additional amendments thereto (including additional post-effective amendments) will be effective and will comply with all applicable laws, (b) the Registration Statement and any additional amendments thereto (including additional post-effective amendments) will have become effective and will comply with all applicable laws at the time the Capital Securities are offered or issued as contemplated by the Registration Statement, (c) the Capital Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Capital Securities, the Capital Securities Indenture and any other agreement governing those Capital Securities and in the manner contemplated by the Registration Statement and the prospectus and prospectus supplement, pricing supplement and/or term sheet applicable to such Capital Securities, (d) the Capital Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (e) the Bank will duly authorize the offering and issuance of the Capital Securities and will duly authorize, approve and establish the final terms and conditions thereof and will take any other appropriate additional corporate action, (f) the terms of all Capital Securities will conform in all material respects to the descriptions thereof in the Registration Statement and in the prospectus and prospectus supplement, pricing supplement and/or term sheet applicable to such Capital Securities and to the terms of the Capital Securities Indenture (as these may from time to time be amended or supplemented), (g) the terms of the Capital Securities will not violate any applicable law, conflict with any matter of public policy, result in a default under, or breach of, any agreement or instrument binding upon the Bank or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank and (h) certificates, if required, representing the Capital Securities will be duly executed and delivered and, to the extent required by the Capital Securities Indenture (as may be amended or supplemented), duly authenticated and countersigned.

In rendering the opinion expressed above, we have assumed that each series of Capital Securities will be issued with an original aggregate principal amount (or in the case of Capital Securities issued at original issue discount, an aggregate issue price) of U.S.$2,500,000 or more.

We express no opinion as to the subject matter jurisdiction of any United States Federal court to adjudicate any action relating to the Capital Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist. We express no opinion as to the enforceability of Section 11.13 of the Base Indenture relating to currency indemnity.

We express no opinion relating to any subordination provision in any Capital Security to the extent it purports to be governed by the law of the Federal Republic of Germany.

With respect to our opinion expressed above as it relates to Capital Securities denominated in a currency other than U.S. dollars, we note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding Federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York. With respect to matters governed by the law of the Federal Republic of Germany, we have relied on the opinion of Group Legal Services of the Bank dated November 6, 2014, as German counsel to the Bank, which has been filed as Exhibit 5.7 to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.6 to the Registration Statement and the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Ward A. Greenberg
Ward A. Greenberg, a Partner

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